Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of AT&T Inc. (AT&T) of our reports dated February 17, 2017, with respect to the consolidated financial statements of AT&T, and the effectiveness of internal control over financial reporting of AT&T, included in the 2016 Annual Report to Stockholders of AT&T.

Our audits also included the financial statement schedule of AT&T listed in Item 15(a). This schedule is the responsibility of AT&T's management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 17, 2017, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference of our reports dated February 17, 2017, with respect to the consolidated financial statements of AT&T, and the effectiveness of internal control over financial reporting of AT&T, incorporated by reference in this Annual Report (Form 10-K) of AT&T for the year ended December 31, 2016 and the financial statement schedule of AT&T included herein, in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-34062) pertaining to the Stock Savings Plan,
(2)	Registration Statement (Form S-8 No. 333-120894) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,
(3)	Registration Statement (Form S-8 No. 333-129814) pertaining to the AT&T Savings Plan and certain other plans,
(4)	Registration Statement (Form S-3 No. 333-209718) of AT&T and the related Prospectuses,
(5)	Registration Statement (Form S-8 No. 333-139749) pertaining to the BellSouth Retirement Savings Plan and certain other BellSouth plans,
(6)	Registration Statement (Form S-8 No. 333-152822) pertaining to the AT&T Non-Employee Director Stock Purchase Plan,
(7)	Registration Statement (Form S-8 No. 333-173079) pertaining to the AT&T 2011 Incentive Plan,
(8)	Registration Statement (Form S-8 No. 333-188384) pertaining to the AT&T Stock Purchase and Deferral Plan and Cash Deferral Plan,
(9)
Registration Statement (Form S-8 No. 333-189789) pertaining to the AT&T Savings and Security Plan, the AT&T Puerto Rico Retirement Savings Plan, the AT&T Retirement Savings Plan, and the BellSouth Savings and Security Plan,

(10)	Registration Statement (Form S-8 No 333-205868) pertaining to the DIRECTV 2010 Stock Plan, the DIRECTV 401(k) Savings Plan, and the Liberty Entertainment, Inc. Transitional Stock Adjustment Plan,
(11)	Registration Statement (Form S-8 No. 333-211303) pertaining to the 2016 Incentive Plan, and
(12)	Registration Statement (Form S-4 No 333-214712) pertaining to the Time Warner Inc. merger.

/s/  Ernst and Young
Dallas, Texas
February 17, 2017